AMENDMENT,
                            DATED NOVEMBER 10, 2003,
                                       TO
                                DISTRIBUTION PLAN
                               RYDEX SERIES FUNDS,
                             DATED AUGUST 10, 1999,
                                   AS AMENDED


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                              DATED AUGUST 10, 1999
                          AS AMENDED NOVEMBER 10, 2003

                               RYDEX DYNAMIC FUNDS
                                DISTRIBUTION FEES

Rydex Dynamic Funds
-------------------

         Titan 500 Fund
         Tempest 500 Fund
         Venture 100 Fund
         Velocity 100 Fund

         LONG DYNAMIC DOW 30 FUND
         INVERSE DYNAMIC DOW 30 FUND

Distribution Fees
-----------------

         H-Class Shares..........................twenty-five BAsIS POINTs (.25%)

         A-Class Shares..........................twenty-five BAsIS POINTs (.25%)


Calculation of Fees
-------------------

         Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                                   ADDITIONS and [DELETIONS] are noted in BOLD.